Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

SECOND FISCAL QUARTER 2017

IRVINE, Calif. — Jan. 25, 2017 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $4.9 billion, operating income of $545 million and net income of $235 million, or $0.80 per share, for its second fiscal quarter ended Dec. 30, 2016. The GAAP net income for the period includes charges associated with the company’s recent acquisitions. Excluding these charges and after other non-GAAP adjustments, second quarter non-GAAP operating income was $995 million and non-GAAP net income was $675 million, or $2.30 per share.

In the year-ago quarter, the company reported revenue of $3.3 billion, operating income of $251 million and net income of $251 million, or $1.07 per share. Non-GAAP operating income in the year-ago quarter was $427 million and non-GAAP net income was $403 million, or $1.72 per share.

The company generated $1.1 billion in cash from operations during the second fiscal quarter of 2017, ending with approximately $5.2 billion of total cash and cash equivalents, and available-for-sale securities. On Nov. 3, 2016, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on Jan.17, 2017.

“We reported strong financial performance in the December quarter enabled by excellent operational execution by our team in a favorable market environment,” said Steve Milligan, chief executive officer. “We saw healthy demand for capacity enterprise hard drives, all NAND based products and hard drives in client applications. We also achieved targeted cost and efficiency improvements and improved our liquidity position with continued strong cash flow performance.

“We continue to execute well on key strategic priorities, including the integration of HGST, SanDisk and WD, and the ramp of 3D NAND technology. We are achieving our planned synergy targets and are progressing with our transition to 3D NAND technology with the ramp of our 64 layer architecture.”

Western Digital Announces Financial Results for Second Fiscal Quarter 2017

The investment community conference call to discuss these results and the company’s guidance for the third fiscal quarter 2017 will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the third fiscal quarter 2017, will also be posted on the same website. The telephone replay number in the U.S. is 1-(855) 859-2056 or +1-(404) 537-3406 for international callers. The required passcode is 48613052.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its second fiscal quarter ended Dec. 30, 2016; market and demand trends; integration activities from the company’s acquisitions; achievement of our synergy goals associated with those acquisitions; and our transition to 3D NAND technology. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s second fiscal quarter ended Dec. 30, 2016 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its quarterly report on Form 10-Q may differ from these preliminary results as a result of the

Western Digital Announces Financial Results for Second Fiscal Quarter 2017

completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Nov. 8, 2016, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners.

Company contacts:
Western Digital Corp.	Investor Contact:
Media Contact:	Bob Blair
Jim Pascoe	949.672.7834
408.717.6999 jim.pascoe@wdc.com	robert.blair@wdc.com

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Dec. 30, 2016	July 1, 2016

ASSETS

Current assets:
Cash and cash equivalents	$4,940	$8,151
Short-term investments	161	227
Accounts receivable, net	2,004	1,461
Inventories	2,085	2,129
Other current assets	416	616

Total current assets	9,606	12,584
Property, plant and equipment, net	3,238	3,503
Notes receivable and investments in Flash Ventures	1,082	1,171
Goodwill	10,005	9,951
Other intangible assets, net	4,469	5,034
Other non-current assets	575	619

Total assets	$28,975	$32,862

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,012	$1,888
Accounts payable to related parties	175	168
Accrued expenses	1,001	995
Accrued compensation	581	392
Accrued warranty	190	172
Bridge loan	-	2,995
Current portion of long-term debt	129	339

Total current liabilities	4,088	6,949
Long-term debt	12,944	13,660
Other liabilities	1,211	1,108

Total liabilities	18,243	21,717
Total shareholders’ equity	10,732	11,145

Total liabilities and shareholders’ equity	$28,975	$32,862

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 30, 2016	Jan. 1, 2016	Dec. 30, 2016	Jan. 1, 2016

Revenue, net	$4,888	$3,317	$9,602	$6,677
Cost of revenue	3,355	2,411	6,734	4,816

Gross profit	1,533	906	2,868	1,861

Operating expenses:
Research and development	585	389	1,224	774
Selling, general and administrative	358	239	754	431
Employee termination, asset impairment and other charges	45	27	113	83

Total operating expenses	988	655	2,091	1,288

Operating income	545	251	777	573
Interest and other expense, net	(224)	(7)	(727)	(15)

Income before taxes	321	244	50	558
Income tax expense (benefit)	86	(7)	181	24

Net income (loss)	$235	$251	$(131)	$534

Income (loss) per common share:
Basic	$0.82	$1.08	$(0.46)	$2.31

Diluted	$0.80	$1.07	$(0.46)	$2.28

Weighted average shares outstanding:
Basic	286	232	285	231

Diluted	294	234	285	234

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 30, 2016	Jan. 1 2016	Dec. 30, 2016	Jan. 1 2016

Operating Activities
Net income (loss)	$235	$251	$(131)	$534
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	514	252	1,022	488
Stock-based compensation	102	37	201	79
Deferred income taxes	(30)	22	117	15
Loss on disposal of assets	6	6	10	6
Write-off of issuance costs and amortization of debt discounts	11	1	258	2
Loss on settlement of convertible debt	-	-	5	-
Non-cash portion of employee termination, asset impairment and other charges	13	-	13	18
Other non-cash operating activities, net	41	-	42	-
Changes in operating assets and liabilities, net	168	29	(37)	1

Net cash provided by operating activities	1,060	598	1,500	1,143

Investing Activities
Purchases of property, plant and equipment, net	(146)	(149)	(329)	(300)
Activity related to Flash Ventures, net	(43)	-	(70)	-
Investment activity, net	86	(30)	95	(142)
Strategic investments and other, net	(11)	(2)	(12)	(12)

Net cash used in investing activities	(114)	(181)	(316)	(454)

Financing Activities
Employee stock plans, net	80	12	106	4
Proceeds from acquired call option	-	-	61	-
Repurchases of common stock	-	-	-	(60)
Dividends paid to shareholders	(142)	(116)	(284)	(231)
Proceeds from debt, net of issuance costs	-	-	3,985	-
Repayment of debt	(12)	(31)	(8,254)	(63)

Net cash used in financing activities	(74)	(135)	(4,386)	(350)

Effect of exchange rate changes on cash	(9)	-	(9)	-

Net increase (decrease) in cash and cash equivalents	863	282	(3,211)	339
Cash and cash equivalents, beginning of period	4,077	5,081	8,151	5,024

Cash and cash equivalents, end of period	$4,940	$5,363	$4,940	$5,363

WESTERN DIGITAL CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 30, 2016	Jan. 1, 2016	Dec. 30, 2016	Jan. 1, 2016
Summary Reconciliation of Net Income:

GAAP net income (loss)	$235	$251	$(131)	$534
Amortization of acquired intangible assets	277	24	519	49
Stock-based compensation expense	96	35	195	76
Employee termination, asset impairment and other charges	45	27	113	83
Acquisition-related charges	6	27	33	27
Charges related to cost saving initiatives	23	37	86	37
Charges related to arbitration award	-	32	-	32
Convertible debt activity, net	1	-	6	-
Debt extinguishment costs	-	-	267	-
Other	5	(6)	14	(4)
Income tax adjustments	(13)	(24)	21	(19)

Non-GAAP net income	$675	$403	$1,123	$815

GAAP cost of revenue	$3,355	$2,411	$6,734	$4,816
Amortization of acquired intangible assets	(238)	(16)	(440)	(33)
Stock-based compensation expense	(11)	(4)	(24)	(9)
Acquisition-related charges	(1)	-	(18)	-
Charges related to cost saving initiatives	(8)	(22)	(38)	(22)
Other	(1)	3	(3)	3

Non-GAAP cost of revenue	$3,096	$2,372	$6,211	$4,755

GAAP gross profit	$1,533	$906	$2,868	$1,861
Amortization of acquired intangible assets	238	16	440	33
Stock-based compensation expense	11	4	24	9
Acquisition-related charges	1	-	18	-
Charges related to cost saving initiatives	8	22	38	22
Other	1	(3)	3	(3)

Non-GAAP gross profit	$1,792	$945	$3,391	$1,922

GAAP operating expense	$988	$655	$2,091	$1,288
Amortization of acquired intangible assets	(39)	(8)	(79)	(16)
Stock-based compensation expense	(85)	(31)	(171)	(67)
Employee termination, asset impairment and other charges	(45)	(27)	(113)	(83)
Acquisition-related charges	(5)	(27)	(15)	(27)
Charges related to arbitration award	-	(32)	-	(32)
Charges related to cost saving initiatives	(15)	(15)	(48)	(15)
Other	(2)	3	(5)	1

Non-GAAP operating expense	$797	$518	$1,660	$1,049

GAAP operating income	$545	$251	$777	$573
Cost of revenue adjustments	259	39	523	61
Operating expense adjustments	191	137	431	239

Non-GAAP operating income	$995	$427	$1,731	$873

GAAP interest and other expense, net	$(224)	$(7)	$(727)	$(15)
Convertible debt activity, net	1	-	6	-
Debt extinguishment costs	-	-	267	-
Other	2	-	6	-

Non-GAAP interest and other expense, net	$(221)	$(7)	$(448)	$(15)

GAAP income tax expense (benefit)	$86	$(7)	$181	$24
Income tax adjustments	13	24	(21)	19

Non-GAAP income tax expense	$99	$17	$160	$43

	Three Months Ended		Six Months Ended
	Dec. 30, 2016	Jan. 1, 2016	Dec. 30, 2016	Jan. 1, 2016
Summary Reconciliation of Net Income (cont’d):

GAAP net income (loss)	$235	$251	$(131)	$534
Cost of revenue adjustments	259	39	523	61
Operating expense adjustments	191	137	431	239
Interest and other expense, net adjustments	3	-	279	-
Income tax adjustments	(13)	(24)	21	(19)

Non-GAAP net income	$675	$403	$1,123	$815

Diluted net income (loss) per common share:
GAAP	$0.80	$1.07	$(0.46)	$2.28

Non-GAAP	$2.30	$1.72	$3.85	$3.48

Diluted weighted average shares outstanding:
GAAP	294	234	285	234

Non-GAAP	294	234	292	234

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income and non-GAAP diluted net income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, we believe these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow us and our peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to arbitration award, charges related to cost saving initiatives, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and we believe these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing our results. These Non-GAAP measures are some of the primary indicators management uses for assessing our performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, we exclude the following items from our Non-GAAP measures:

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency and are not indicative of the underlying performance of our business.

Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. We may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and are not indicative of the underlying performance of our business.

Charges related to arbitration award. In relation to an arbitration award for claims brought against the Company by Seagate Technology LLC, which was satisfied in October 2014, and the related dispute over the calculation of post-award interest, we have recorded loss contingencies. The resulting expense is inconsistent in amount and frequency.

Charges related to cost saving initiatives. In connection with the transformation of our business, we have incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which are not indicative of the underlying performance of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. We exclude non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect our cash operating results and are not indicative of the underlying performance of our business.

Debt extinguishment costs. From time-to-time, we replace our existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. We incur debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses related to our debt activity occur infrequently and are not indicative of the underlying performance of our business.

Other charges. From time-to-time, we sell investments or other assets which are not considered strategic or necessary to our business; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.